Exhibit 10.22

[______], 2021

To Holders of Options to Acquire Stock of Sterling Ultimate Parent Corp.:

The subject matter of this letter agreement is highly confidential and you are not permitted to disclose the contents of this letter agreement with any person other than directors and officers of Sterling Ultimate Parent Corp., your financial advisor or your attorney.

You are receiving this letter agreement because you are a holder of nonqualified stock options (“Options”) to acquire shares of common stock, par value $0.01 per share (“Common Stock”) of Sterling Ultimate Parent Corp. (the “Company”) pursuant to the terms and conditions of the Sterling Ultimate Parent Corp. 2015 Long-Term Equity Incentive Plan (as amended and restated from time to time, the “Equity Plan”) and one or more individual Award Agreements (as defined in the Equity Plan).

As you know, on June 8, 2021, Sterling Ultimate Parent Corp. (the “Company”) confidentially submitted a draft registration statement on Form S-1 (the “Registration Statement”) to the U.S. Securities and Exchange Commission (the “SEC”) in connection with a proposed initial public offering (the “IPO”) of the Company’s Common Stock. In connection with the IPO, the Company has determined to amend all outstanding Options pursuant to the terms and conditions of this letter agreement effective concurrently with the effectiveness of that certain underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company, the selling stockholders set forth therein, and Goldman Sachs & Co. LLC (as representative of the underwriters set forth therein) (the “Signing”).

In addition, the Company intends to adopt a new omnibus equity incentive plan and make equity incentive grants thereunder in connection with the IPO. Please be aware that your eligibility for any such grants is contingent upon you entering into this letter agreement.

1. Option Amendment. Subject to Section 2 below and contingent upon your continued employment with the Company through the date of the Signing (the “Signing Date”), any and all unvested Options issued and outstanding to you as of the Signing Date that will not by their terms vest in connection with the IPO will automatically vest and, notwithstanding anything to the contrary in the applicable Award Agreement, if your service with the Company terminates for any reason, each of your Options shall remain exercisable following your Date of Termination (as defined in the applicable Award Agreement) for the period set forth in the applicable Award Agreement or, if longer, the Extended Post-Termination Exercise Period. For purposes of this letter agreement, the “Extended Post-Termination Exercise Period” means the date that is six (6) months following such second anniversary of the effective date of the IPO; provided, that, if such date falls during a blackout period, the exercise period will be extended until date that is thirty (30) days following the commencement of the Company’s next open trading window.

2. Option Shares Lock-Up. You hereby agree and acknowledge that with respect to any shares of Common Stock delivered or deliverable upon exercise of your Options (the “Option Shares”), (i) you shall not transfer any of your Option Shares, excluding Option Shares sold by you in the IPO (if any), prior to the date that is six (6) months following the effective date of the IPO (or such earlier time as the underwriter’s IPO lock-up terminates), (ii) thereafter, but prior to the first anniversary of the effective date of the IPO, you may transfer up to twenty five percent (25%) of your Option Shares (reduced by any Option Shares that you sold in the IPO), (iii) on or after the first anniversary but prior to the second anniversary of the effective date of the IPO, you may transfer up to fifty percent (50%) of your Option Shares (reduced by any Option Shares that you sold prior to the first anniversary of the effective date of the IPO), and (iii) on or after the second anniversary of the effective date of the IPO, you may transfer all of your Option Shares, subject, in each case, to applicable law and the trading policies of the Company, as may be in effect from time to time. The Company may impose stop-transfer instructions with respect to your Option Shares until the end of the applicable period.

3. Except as provided herein, the terms and conditions of the Award Agreements governing your Options shall remain in full force and effect.

4. This letter agreement, together with the Equity Plan and your individual Award Agreements, constitutes the entire agreement between the parties hereto, and supersedes all prior representations, agreements and understandings (including, without limitation, any prior course of dealings), both written and oral, between the parties hereto with respect to the subject matter hereof. This letter agreement may be executed by facsimile or electronic transmission (e.g., “.pdf”) and in multiple counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

Please sign below to confirm your acceptance of this letter agreement. If you have any questions, please don’t hesitate to contact me.

Sincerely,

Sterling Ultimate Parent Corp.

By:
Name:
Title:

Agreed and Acknowledged

This ______ day of _________________, 2021

By:
Name:

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